EXHIBIT 10.36

SEVENTH AMENDMENT

TO THE

EARLE M. JORGENSEN

STOCK BONUS PLAN

(As Amended and Restated Effective as of April 1, 2001)

THIS SEVENTH AMENDMENT, by EARLE M. JORGENSEN HOLDING COMPANY, INC. (“Holding”), to the Earle M. Jorgensen Stock Bonus Plan (As Amended and Restated Effective as of April 1, 2001) (the “Plan”) shall be effective as of the date of consummation of the Merger (as defined below).

WITNESSETH:

WHEREAS, Holding, Earle M. Jorgensen Company (“EMJ”) and EMJ LLC, a wholly-owned subsidiary of EMJ, are entering into an agreement and plan of reorganization and merger pursuant to which Holding will be merged into EMJ LLC and EMJ will assume the obligations of Holding under the Plan and become the Plan Sponsor and the remaining adopting employer under the Plan;

WHEREAS, upon completion of the merger described above (the “Merger”), each share of Holding’s common stock will convert into the right to receive one share of EMJ’s common stock, each share of Holding’s series A preferred stock will convert into the right to receive a combination of shares of EMJ common stock and cash and each share of Holding’s series B preferred stock will convert into the right to receive a combination of shares of EMJ common stock and cash.

WHEREAS, the shares of EMJ common stock issued in connection with the Merger will be registered on a Registration Statement on Form S-4, filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, and such shares will be listed for trading upon notice of issuance on the New York Stock Exchange; and

WHEREAS, Holding considers it desirable and in the best interests of Holding, its stockholders, the Plan and the Plan participants to amend the Plan to provide additional diversification rights for Plan participants.

NOW, THEREFORE, be it resolved, that the Plan is hereby amended as follows:

I.

Section 2 of the Plan is hereby further amended by adding the following immediately after the definition of “Hour of Service”:

“Initial Public Offering	The initial offer for sale of shares of Company Stock to the public pursuant to an effective registration statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended.”

II.

Section 13(a) of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding anything contained in the Plan to the contrary, the number of shares that can be diversified under this Section 13(a) at any time on or after the end of the 24-month period described in Section 13(d) (the ‘freeze date’) shall be calculated by ignoring any shares allocated to the Participant’s Account after the freeze date.”

III.

Section 13(c) of the Plan is hereby deleted in its entirety. Section 13(d) is relettered as Section 13(c) and amended by adding the following at the end thereof:

“Notwithstanding anything contained in the Plan to the contrary, the number of shares that can be diversified under this Section 13(c) at any time on or after the freeze date referred to in the last sentence of Section 13(a) shall be calculated by ignoring any shares allocated to the Participant’s Account after the freeze date.”

IV.

Section 13 of the Plan is hereby amended by adding the following at the end thereof:

“(d) In addition to any diversification right set forth in this Section 13, on or after the closing of an Initial Public Offering, subject to any applicable restrictions imposed by any agreement entered into by all principal Company shareholders, including the Trust, and the underwriter or underwriters managing the Initial Public Offering, or by any agreement entered into between any Participant and the Company, such Participant may elect to diversify a number of shares of Company Stock in the Participant’s Account not exceeding (x) the number of shares of Company Stock allocated to the Participant’s Account as of the closing of the Initial Public Offering plus the number of shares of Company Stock allocated to the Participant’s Account at any time thereafter (but excluding any such shares acquired by virtue of the Participant’s intra-Plan transfer of a portion of his Account into Company Stock) multiplied by (i) 25% on or after the date 6 months after the closing of the Initial Public Offering but before the date 12 months after the closing of the Initial Public Offering, (ii) 50% on or after the date 12 months after the closing of the Initial Public Offering but before the date 18 months after the closing of the Initial Public Offering, (iii) 75% on or after the date 18 months after the closing of the Initial Public Offering but before the date 24 months after the closing of the Initial Public Offering, and (iv) 100% on or after the date 24 months after the closing of the Initial Public Offering, less (y) the number of shares of Company Stock, if any, previously diversified by the Participant under any provision of this Section 13 at any time on or after the closing of the Initial Public Offering. In addition, subject to any applicable restrictions imposed by any agreement entered into by all principal Company shareholders, including the Trust, and the underwriter or underwriters managing the Initial Public Offering, or by any agreement entered into between any Participant and the Company, Participants may elect to diversify any shares acquired by virtue of the Participant’s intra-Plan transfer of a portion of his Account into the Company Stock.

‘Diversification’ under this Section 13(d) will not be effected by distributing shares of Company Stock to Participants, but will take the form of intra-Plan transfers to the relevant investment option or options available to Participants from time to time under the Plan.”

V.

In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to be executed by its duly authorized officer as of the 17th day of December, 2004.

EARLE M. JORGENSEN COMPANY

By:

Name:

Title:

Date:

3